                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                             GIDDINGS & LEWIS, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    As set forth in Section 3 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for Common Stock, par value U.S. $0.10 per share (the "Common Stock"), including the associated rights to purchase Class B Preferred Stock, Series A (the "Rights" and together with the Common Stock, the "Shares"), of Giddings & Lewis, Inc., a Wisconsin corporation (the "Company"), are not immediately available (including if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date). The term "Expiration Date" means 12:00 midnight, New York City time, on Wednesday, July 16, 1997, unless and until the Purchaser, in its sole discretion, shall have extended the period of time during which the Offer is open, in which event the "Expiration Date" shall mean the latest time and date at which the Offer, as so extended by the Purchaser, will expire. This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase) in the form set forth herein. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK

         BY MAIL:              BY OVERNIGHT COURIER:                     BY HAND:
  Morgan Guaranty Trust        Morgan Guaranty Trust               Morgan Guaranty Trust
   Company of New York          Company of New York                 Company of New York
 Corporate Reorganization    C/O State Street Corporate     C/O Securities Transfer & Reporting
      P.O. Box 8216                Reorganization                 Services, Inc. (STARS)
  Boston, MA 02266-8216          70 Campanelli Dr.         1 Exchange Plaza/55 Broadway, 3rd Fl.
                                Braintree, MA 02184                 New York, NY 10006
                                                                Attn: Stock Transfer Window

                             BY FACSIMILE TRANSMISSION:
                             (FOR ELIGIBLE INSTITUTIONS
                                       ONLY)
                                   (617) 794-6333
                               CONFIRM BY TELEPHONE:
                                   (617) 794-6388

    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined below) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tenders to TAQU, Inc., a Delaware corporation (the "Purchaser"), which is an indirect wholly owned subsidiary of Thyssen Aktiengesellschaft, a company organized under the laws of the Federal Republic of Germany, upon the terms and subject to the conditions set forth in the Offer to Purchase dated June 18, 1997 (the "Offer to Purchase") and the related Letter of Transmittal (such Offer to Purchase and related Letter of Transmittal, together with any amendments or supplements thereto, the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in the Section 3 of the Offer to Purchase.

Number of Shares:                          Area Code and Tel. No.:
Name(s) of Record Holder(s):               (Check one box if Shares will be tendered
                                           by book-entry transfer)
                                           / / The Depository Trust Company
                                           / / Philadelphia Depository Trust Company
             (Please Print)
                                           Signature(s):
Certificate Nos. (if available)
                                           Account Number:
Address(es):
                                           Dated:
                                 Zip Code

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a participant in the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (an "Eligible Institution"), hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation with respect to such Shares, together with a properly completed and duly executed Letter of Transmittal (or manually executed facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message, as defined in the Letter of Transmittal, in lieu of a Letter of Transmittal), and any other required documents within three trading days after the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution. All terms used herein have the meaning set forth in the Offer to Purchase.

                   NAME OF FIRM                                     AUTHORIZED SIGNATURE
                      ADDRESS                                               TITLE
                                                                            Name:
                                           ZIP CODE                 PLEASE TYPE OR PRINT
                                                                        Date: , 1997
          AREA CODE AND TELEPHONE NUMBER

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR
      SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                       3